UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 31, 2009

Great Lakes Dredge & Dock Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33225	20-5336063
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

2122 York Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Douglas C. Grissom resigned as a Director of Great Lakes Dredge & Dock Corporation (the “Company”) and as a member of the Compensation Committee and the Nominating & Corporate Governance Committee effective August 31, 2009.

Mr. Grissom resigned to pursue other opportunities in connection with his position with Madison Dearborn Partners, LLC (“MDP”).

Mr. Grissom was a director nominated by MDP in accordance with the terms of the Investor Rights Agreement (the “Investor Rights Agreement”), dated as of December 26, 2006, between the Company, Madison Dearborn Capital Partners IV, L.P., Aldabra Acquisition Corporation and certain other investors.  Under the terms of the Investor Rights Agreement, MDP had the right to designate the number of directors to the Company’s board that is proportionate to MDP’s voting power, as represented by the number of shares owned by MDP.  On August 19, 2009, MDP sold all of the shares it held in the Company.  As a result, MDP is no longer entitled to designate directors to the Company’s board.  Thomas S. Souleles, the other director designated by MDP under the Investor Rights Agreement, continues to serve as a director of the Company and as a member of the Compensation Committee and Nominating & Corporate Governance Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION
(registrant)

Date:	September 1, 2009	By:	/s/ Deborah A. Wensel
		Name:	Deborah A. Wensel
		Title:	Senior Vice President
and Chief Financial Officer